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                                                                    Exhibit 10.3

                               AMENDMENT NO. 1 TO
                           PLATINUM TECHNOLOGY, INC.
                      EMPLOYEE INCENTIVE COMPENSATION PLAN
                      ------------------------------------


     The PLATINUM technology, inc. Employee Incentive Compensation Plan (the "Plan") is hereby amended, effective as of May 21, 1996, as follows:

     The second sentence of Section 6.6 of the Plan is hereby amended to read as follows:

     "Unless otherwise provided in an agreement or determined by the Committee, if the Participant incurs a Termination of Employment which is either (a) voluntary on the part of the Participant (and is not due to Retirement) or
     (b) with Cause, the Option shall terminate immediately."

     As herein amended, the Plan shall remain in full force and effect.